Exhibit 10.1

Escrow Release Date Supplemental Indenture

Supplemental Indenture (this “Supplemental Indenture”), dated as of November 27, 2024 among PHH Corporation, a Maryland corporation (“PHH”), Onity Group Inc., a Florida corporation (“Parent”), PHH Mortgage Corporation, a New Jersey corporation (“PMC”), PHH Asset Services Corp., a Delaware corporation (“PAS Corp.”), PHH Asset Services Parent LLC, a Delaware limited liability company (“PAS Parent” and, together with PAS Corp., the “PAS Intermediate Parents”), and PHH Asset Services LLC, a Delaware limited liability company (“PAS Opco” and, together with Parent, PMC and the PAS Intermediate Parents, the “Guarantors”), and Wilmington Trust, National Association, as trustee (the “Trustee”) and collateral trustee (the “Collateral Trustee”).

W I T N E S S E T H

WHEREAS, the Escrow Issuer has heretofore executed and delivered to the Trustee and the Collateral Trustee an indenture, dated as of November 6, 2024 (the “Indenture”), providing for the issuance of 9.875% Senior Notes due 2029 (the “Notes”);

WHEREAS, Section 4.19(a) of the Indenture provides that, substantially concurrently with the Escrow Release on the Escrow Release Date, (i) PHH shall become an Issuer under the Notes and the Indenture and (ii) each of Parent, PMC, the PAS Intermediate Parents and PAS Opco shall become a Guarantor under the Indenture, effective upon the Escrow Release Date; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Collateral Trustee are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Agreement to Become an Issuer. PHH acknowledges that it has received and reviewed a copy of the Indenture and all other documents it deems necessary to review in order to enter into this Supplemental Indenture, and acknowledges and agrees to (i) join and become a party to the Indenture as indicated by its signature below; (ii) be bound by the Indenture, as of the date hereof, as if made by, and with respect to, each signatory hereto; and (iii) perform all obligations and duties required of an Issuer pursuant to the Indenture and the Notes on a joint and several basis with the Escrow Issuer.

(3) Agreement to Guarantee. Each Guarantor acknowledges that it has received and reviewed a copy of the Indenture and all other documents it deems necessary to review in order to enter into this Supplemental Indenture, and acknowledges and agrees to (i) join and become a party to the Indenture as indicated by its signature below; (ii) be bound by the Indenture, as of the date hereof, as if made by, and with respect to, each signatory hereto; and (iii) perform all obligations and duties required of a Guarantor pursuant to the Indenture. Each Guarantor hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture, including, but not limited to, Article 10 and Section 4.19 thereof.

(4) Execution and Delivery. Each Guarantor agrees that its Note Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

(5) No Recourse Against Others. No director, officer, employee, incorporator or stockholder of any Issuer or any Guarantor shall have any liability for any obligations of the Issuers or the Guarantors, respectively, under the Notes, the Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation; provided that the foregoing shall not limit any Guarantor’s obligations under its Note Guarantees. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(6) Governing Law. THIS SUPPLEMENTAL INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE, WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(7) Counterpart Originals. This Supplemental Indenture may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(8) Effect of Headings. The Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

(9) The Trustee and the Collateral Trustee. The Trustee and the Collateral Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by PHH and the Guarantors.

(10) Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

(11) Successors. All agreements of PHH and each Guarantor in this Supplemental Indenture shall bind their respective successors, except as otherwise set forth in this Supplemental Indenture. All agreements of the Trustee and the Collateral Trustee in this Supplemental Indenture shall bind their respective successors.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

PHH CORPORATION,
as Issuer

By:	/s/ Aaron D. Wade
Name:	Aaron D. Wade
Title:	Executive Vice President and Chief Investment Officer

Guarantors:

ONITY GROUP INC.

By:	/s/ Joseph J. Samarias
Name:	Joseph J. Samarias
Title:	Secretary

PHH MORTGAGE CORPORATION

By:	/s/ Aaron D. Wade
Name:	Aaron D. Wade
Title:	Executive Vice President and Chief

Investment Officer

PHH ASSET SERVICES CORP.

By:	/s/ Richard Bradfield
Name:	Richard Bradfield
Title:	President and Treasurer

PHH ASSET SERVICES PARENT LLC

By: PHH Asset Services Corp., its sole member

By:	/s/ Richard Bradfield
Name:	Richard Bradfield
Title:	President and Treasurer

PHH ASSET SERVICES LLC

By:	/s/ Richard Bradfield
Name:	Richard Bradfield
Title:	President and Treasurer

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee and as Collateral Trustee

By:	/s/ Nedine P. Sutton
Name:	Nedine P. Sutton
Title:	Vice President